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                                                                   EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of MicroIslet, Inc., of our report dated July 2, 2002 relating to the financial statements and schedules of MicroIslet, Inc. appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2002.



/s/   Levitz, Zacks & Ciceric
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Levitz, Zacks & Ciceric
CERTIFIED PUBLIC ACCOUNTANTS
San Diego, California
September 22, 2003